UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

eMAGIN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	56-1764501
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3006 Northup Way, Suite 103, Bellevue, Washington 98004
 (Address of principal executive offices)  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act.

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $.001 Par Value Per Share	NYSE Amex LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this Form relates:  Not Applicable

Explanatory Note

This Registration Statement on Form 8-A is being filed by eMagin Corporation, a Delaware corporation (the “Company”) in connection with the registration of its common stock, $.001 par value per share (the “Common Stock”), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the listing of the Common Stock on the NYSE Amex LLC. The Common Stock had been registered under Section 12(g) of the Exchange Act.

Item 1.	Description of The Company’s Securities to be Registered

The description of the Common Stock of the Company is set forth under the caption “Description of Securities” in the Company’s Prospectus on Form 424B3 filed with the Securities and Exchange Commission on February 23, 2009, and is hereby incorporated by reference herein.

Item 2.	Exhibits

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to exhibit 99.2 to the Registrant's Definitive Proxy Statement filed on June 14, 2001).
3.2	Amended Articles of Incorporation (incorporated by reference to exhibit A to the Registrant's Definitive Proxy Statement filed on June 13, 2003).
3.3	Bylaws of the Registrant (incorporated by reference to exhibit 99.3 to the Registrant's Definitive Proxy Statement filed on June 14, 2001).
3.4	Certificate of Designations of Series B Convertible Preferred Stock (incorporated by reference to exhibit 4.2 of the Registrant’s current report on Form 8-K filed on December 23, 2008).
4.1	Form of Warrant dated as of April 25, 2003 (incorporated by reference to exhibit 4.3 to the Registrant's Current Report on Form 8-K filed on April 28, 2003).
4.2	Form of Series A Common Stock Purchase Warrant dated as of January 9, 2004 (incorporated by reference to exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on January 9, 2004).
4.3	Form of Series B Common Stock Purchase Warrant dated as of January 9, 2004 (incorporated by reference to exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on January 9, 2004).
4.4	Form of Series C Common Stock Purchase Warrant dated as of January 9, 2004 (incorporated by reference to exhibit 4.3 to the Registrant's Current Report on Form 8-K filed on January 9, 2004).
4.5	Form of Series D Warrant (incorporated by reference to exhibit 4.1 to the Registrant's current report on Form 8-K filed on March 4, 2004).
4.6	Form of Series E Warrant (incorporated by reference to exhibit 4.2 to the Registrant's current report on Form 8-K filed on March 4, 2004).
4.7	Form of Series F Warrant (incorporated by reference to exhibit 4.1 to the Registrant's current report on Form 8-K filed on October 26, 2004).
4.8	Form of Common Stock Purchase Warrant (incorporated by reference to exhibit 10.3 to the Registrant’s current report on Form 8-K filed October 21, 2005).
4.9	Form of Common Stock Purchase Warrant (incorporated by reference to exhibit 4.1 to the Registrant's current report on Form 8-K filed on August 26, 2008).
4.10	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K filed on December 23, 2008).
4.11	Form of Common Stock Purchase Warrant of the Company dated July 21, 2006, filed July 25, 2006, as filed in the Registrant's Form 8-K incorporated herein by reference.
4.12	Form of Common Stock Purchase Warrant, incorporated by reference to the Company’s Form 8-K/A as filed on February 8, 2008.
4.13	Form of Common Stock Purchase Warrant, incorporated by reference to the Company’s Form 8-K, as filed on March 31, 2008.
10.1	2000 Stock Option Plan (incorporated by reference to Annex A to exhibit 99.1 to the Registrant's Registration Statement on Form S-8 filed on March 14, 2000).*
10.2	Form of Agreement for Stock Option Grant pursuant to 2003 Stock Option Plan (incorporated by reference to exhibit 99.2 to the Registrant's Registration Statement on Form S-8 filed on March 14, 2000).*
10.3	Amended and Restated 2003 Stock Option Plan, filed September 1, 2005, as filed in the Registrant’s Definitive Proxy Statement, incorporated herein by reference.*
10.4	2005 Employee Stock Purchase Plan, filed September 1, 2005, as filed in the Registrant’s Definitive Proxy Statement, incorporated herein by reference.*

*Each of the Exhibits noted by an asterisk is a management compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 12, 2010	eMagin Corporation

	By:	/s/ Andrew G. Sculley
Andrew G. Sculley
Chief Executive Officer

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